Exhibit 10.9

FIFTEENTH AMENDED AND RESTATED

BANCFIRST CORPORATION STOCK OPTION PLAN

1.

PURPOSE.  This Fifteenth Amended and Restated BancFirst Corporation Stock Option Plan (“the Plan”) incorporates the amendments to the Fourteenth Amended and Restated BancFirst Corporation Stock Option Plan adopted by the stockholders of BancFirst Corporation (the “Corporation”) on May 23, 2019.

The Plan is intended as an incentive and to encourage stock ownership by certain key employees and officers of the Corporation in order to increase their proprietary interest in the Corporation's success.

The Plan is intended to comply with Section 409A of the United States Tax Code.

2.	DEFINITIONS. As used herein, the following terms shall have the corresponding meanings:

2.1.	“Committee” shall mean the Board of Directors of the Corporation, or the Executive Committee of the Board of Directors acting under authority delegated by the Board of Directors.

2.2	“Common Stock” shall mean the common stock, par value $1.00 per share, of the Corporation.

2.3.

“Date of Grant” shall mean the date of the approval by the Committee of a Stock Option granted hereunder as set forth in the Stock Option Award Terms and Conditions.  In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

2.4.

“Employee” shall mean any common-law employee of the Corporation.  The determination of whether or not a person is an Employee of the Corporation with respect to the grant or exercise of an Incentive Stock Option shall be made in accordance with the rule of Income Tax Regulation Section 1.421-7(h) (or successor regulation).

2.5.

“Fair Market Value” shall mean, with respect to the grant of an option under the Plan, (a) if the Common Stock is listed on a national securities exchange or the NASDAQ Global Market, the closing price of the Common Stock for the business day of the Date of Grant, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on such market for the business day of the Date of Grant, or (c) if the Common Stock is not then listed on any exchange or quoted on an over-the-counter market, an amount determined in good faith by the Committee to be the fair market value of the Common Stock, after consideration of all relevant factors, on the Date of Grant.  In all events, “Fair Market Value” shall be determined in good faith by the Committee in a manner that will comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder.

2.6	“Nonqualified Stock Option” shall mean a Stock Option which is not intended to qualify for tax treatment as an “incentive stock option” under Section 422 of the Code.

2.7	“Option Exercise Price” shall mean the price paid for Shares upon the exercise of a Stock Option granted hereunder.

2.8	“Optionee” shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

2.9	“Stock Option” shall mean a stock option giving an Optionee the right to purchase shares of the Corporation’s Common Stock. Stock Options granted under the Plan shall be Nonqualified Stock Options.

3.	ADMINISTRATION.

3.1

AUTHORITY; INDEMNIFICATION.  Within the limitations described herein, the Committee shall administer the Plan, select the Employees of the Corporation, including officers of the Corporation, to whom Stock Options shall be granted, determine the number of Shares to be subject to each grant, determine the method of payment upon exercise of each Stock Option, determine all other terms of Stock Options granted hereunder and interpret, construe and implement the provisions of the Plan.  All questions of interpretation of the Plan or any Stock Option granted under the Plan shall be determined by the Committee, and such decisions shall be binding upon all persons having an interest in the Plan and/or any Stock Option.  No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Certificate of Incorporation, or as otherwise permitted by law.  A member of the Committee shall be eligible to receive a grant of a Stock Option under the Plan on the same terms as other Employees.  However, if the Committee grants Stock Options to a member of the Committee, such grant shall not be effective until such grant is approved by the Compensation Committee, consisting of three or more "independent directors" as defined in and determined pursuant to the Marketplace Rules of the NASDAQ Global Market, Inc. ("NASDAQ") or any other stock exchange upon which the Common Stock of the Corporation is listed.

3.2

RULE 16B-3 COMPLIANCE.  With respect to the participation of eligible participants who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3.

4.

ELIGIBILITY.  The individuals who shall be eligible to participate in the Plan shall be such key Employees (including officers) of BancFirst Corporation, or of any corporation (“Subsidiary”) in which the Corporation has proprietary interest by reason of stock ownership or otherwise, including any corporation in which the Corporation acquires a proprietary interest after the adoption of this Plan (but only if the Corporation owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in the corporation), as the Committee shall determine from time to time.

5.

STOCK.  The stock subject to Stock Options and other provisions of the Plan shall be shares of the Corporation’s authorized but unissued Common Stock or treasury stock, as determined by the Committee.  Subject to adjustment in accordance with the provisions of Subparagraph 6.7 hereof, the total number of shares of Common Stock of the Corporation on which Stock Options may be granted under the Plan subsequent to the effective date of this amended and restated Plan shall not exceed in the aggregate 350,000 shares.  In the event that any outstanding Stock Option under the Plan for any reason expires or is terminated prior to the end of the period during which Stock Options may be granted, the shares of the Common Stock allocable to the unexercised portion of such Stock Option may again be subject to a Stock Option under the Plan.

6.

TERMS AND CONDITIONS OF STOCK OPTIONS.  Stock Options granted pursuant to the Plan shall be evidenced by a Stock Option Award Terms and Conditions document in such form as the Committee shall, from time to time, approve.  Awards shall comply with and be subject to the following terms and conditions:

6.1

MEDIUM AND TIME OF PAYMENT.  The Option Exercise Price shall be payable in United States Dollars upon the exercise of the Stock Option and may be paid in cash or by certified check, bank draft or money order payable to the order of the Corporation, unless otherwise determined by the Committee.

6.2	NUMBER OF SHARES. The Stock Option shall state the total number of shares to which it pertains.

6.3	OPTION EXERCISE PRICE. The Option Exercise Price shall be not less than the Fair Market Value of the Common Stock on the Date of Grant.

6.4

TERM OF STOCK OPTIONS.  The period during which Stock Options shall be exercisable shall be fixed by the Committee, but in no event shall a Stock Option be exercisable after the expiration of fifteen (15) years from the date such Stock Option is granted.  Subject to the foregoing, Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine, which restrictions and conditions need not be the same for all Stock Options.

6.5

DATE OF EXERCISE.  Unless otherwise determined by the Committee at the time of granting a Stock Option, Stock Options shall be exercisable at the rate set forth below beginning four years from the Date of Grant.  After becoming exercisable, the Stock Option may be exercised at any time and from time to time in whole or in part until termination of the Stock Option as set forth in Sections 6.4 or 6.6.

Elapsed Years from Date of Grant	Percent of Shares	Cumulative Percent of Shares
less than 4 years	0%	0%
4 but less than 5 years	25%	25%
5 but less than 6 years	25%	50%
6 but less than 7 years	25%	75%
7 or more years	25%	100%

6.6

TERMINATION OF EMPLOYMENT.  In the event that an Optionee's employment by the Corporation shall terminate, his Stock Option whether or not then exercisable shall terminate immediately; provided, however, that if the termination is not as a result of embezzlement, theft or other violation of the law, the Optionee shall have the right to exercise his option (to the extent exercisable at the time of termination) at any time within 30 days after such termination; provided, further, that if any termination of employment is related to the Optionee's retirement with the consent of the Corporation, the Optionee shall have the right to exercise his Stock Option (to the extent exercisable up to the date of retirement) at any time within three months after such retirement; and provided, further, that if the Optionee shall die while in the employment of the Corporation or within the period of time after termination of employment or retirement during which he was entitled to exercise his option as hereinabove provided, his estate, personal representative, or beneficiary shall have the right to exercise his Stock Option (to the extent exercisable at the date of death) at any time within twelve (12) months from the date of his death.

6.7

RECAPITALIZATION.  The aggregate number of shares of Common Stock on which Stock Options may be granted to persons participating under the Plan, the number of shares thereof covered by each outstanding Stock Option, and the price per share thereof in each such Stock Option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In the event of a change in the Corporation's Common Stock which is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

6.8

REORGANIZATION OF CORPORATION.  Subject to any required action by the stockholders, if the Corporation shall be the surviving or resulting corporation in any merger or consolidation which does not result in change of control of the Corporation, any Stock Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.  In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving or resulting corporation or which results in a change in control of the Corporation, or a tender or exchange offer which results in a change in control of the Corporation, the Committee shall determine: (i) whether all or any part of the unexercisable portion (as set forth in section 6.5) of any Stock Option outstanding under the Plan shall terminate; (ii) whether the Stock Options shall become immediately exercisable; or (iii) whether such Stock Options may be exchanged for options covering securities of any such surviving or resulting corporation, subject to the agreement of any such surviving or resulting corporation, on terms and conditions substantially similar to a Stock Option hereunder.

6.9	ASSIGNABILITY. Except as provided in this Section, no Stock Option shall be assignable or transferable except as follows:

(a)	by will or by the laws of descent and distribution.

(b)	for the purpose of making a charitable gift as permitted by Section 6.13.

(c)

to the Optionee as trustee, or to the Optionee and one or more others as co-trustees, of a revocable trust which allows the Optionee to amend or revoke the trust at any time.  If the Optionee relinquishes his power to amend or revoke the trust or resigns as a trustee, the Optionee shall withdraw the Stock Option from the trust prior to the relinquishment of such power or his resignation as trustee and shall revest title to the Stock Option in the Optionee’s individual name.  If the trust becomes irrevocable due to the death of the Optionee, the successor or remaining trustee(s) shall have the same power to exercise the Stock Option under Section 6.6 hereof as the personal representative.  If the Optionee becomes incapacitated, the date of incapacity shall be deemed for purposes of this Plan as the date of termination of employment under Section 6.6 (whether or not Optionee’s employment has actually terminated), and the successor or remaining trustee(s) of the trust shall have the same right to exercise the Stock Option as a terminated Optionee has under Section 6.6.  The Optionee as trustee and any successor or remaining trustee(s) shall be bound by all the terms and conditions of the Plan and the Stock Option Award Terms and Conditions delivered by the Company to the Optionee under this Plan.

(d)	to the extent set forth in the Stock Option Award Terms and Conditions governing such Stock Option.

6.10

OPTIONEE'S AGREEMENT.  If, at the time of the exercise of any Stock Option, it is necessary or desirable, in order to comply with any applicable laws or regulations relating to the sale of securities, that the Optionee exercising the Stock Option shall agree that he will purchase the shares that are subject to the Stock Option for investment and not with any present intention to resell the same, the Optionee will, upon the request of the Corporation, execute and deliver to the Corporation an agreement to such effect.

6.11

RIGHTS AS A STOCKHOLDER.  An Optionee shall have no rights as a stockholder with respect to shares covered by his Stock Option until the date of issuance of the shares to him and only after such shares are fully paid.

6.12	OTHER PROVISIONS. The Stock Option Award Terms and Conditions authorized under the Plan may contain such other provisions as the Committee shall deem advisable.

6.13

Charitable Gift.  An Optionee shall be permitted to assign his Stock Option without consideration, either in full or in one or more partial assignments from time to time, to any organization that has been recognized by the Internal Revenue Service as qualifying under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (a “Charity”).  Assignment(s) may be made during the Optionee’s lifetime or may be effective upon his death.  If a Stock Option is assigned to a Charity, in whole or in part, it shall continue to be subject to the restrictions of Sections 6.5 and 6.6 hereof, which shall thereafter apply to the same extent as if the Stock Option were still held by the Optionee himself (if he is living), or by his estate, personal representative or beneficiary (if he is deceased).

7.

MARKETABILITY OF SHARES.  The Common Stock is currently traded on the NASDAQ Global Select Market System.  As a result, its liquidity varies widely in response to supply and demand.  Consequently, the Corporation can give no assurances as to the marketability of shares acquired under the Plan.

8.

TAX IMPLICATIONS.  It is anticipated that Stock Options granted under the Plan will be treated as Nonqualified Stock Options by the Internal Revenue Service.  As such, exercise of the Stock Option would generate a taxable event with the difference between the original Option Exercise Price and the Fair Market Value of the Common Stock at the time of exercise being treated as ordinary income.  If a Stock Option is transferred to a Charity as permitted by Sections 6.9(b) and 6.13 hereof, the Optionee should expect to have ordinary income attributed to him at the time the Charity exercises the Stock Option, in the same amount and with the same effect as if the Optionee himself exercised the Stock Option.

9.	TERM OF PLAN. No Stock Option may be granted after December 31, 2024.

10.	NO OBLIGATION TO EXERCISE OPTION. The granting of a Stock Option shall impose no obligation upon the Optionee to exercise such Stock Option.

11.

AMENDMENTS.  The Board of Directors may from time to time amend, alter, suspend, or discontinue the Plan or alter or amend any and all option agreements granted thereunder; provided, however, that no such action of the Board of Directors may, without approval of the stockholders of the Corporation, alter the provisions of the Plan so as to (a) materially increase the benefits accruing to participants under the Plan; (b) materially increase the number of securities which may be issued under the Plan; (c) materially modify the requirements as to eligibility for participation in the Plan; or (d) decrease the Option Exercise Price of any option exercise agreements, by cancellation and substitution of options or otherwise; and provided, further, that no amendment may, without the consent of the Optionee, affect any then outstanding Stock Options or unexercised portions thereof.  In addition, the approval of the Corporation's stockholders shall be sought for any amendment to the Plan or a Stock Option for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3.”